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                                                             Exhibit 10.23

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


           This EMPLOYMENT AND NONCOMPETITION AGREEMENT, dated as of November 3, 2000, is made and entered into between Endocardial Solutions, Inc., a Minnesota corporation (the "Company") and Michael D. Dale, an individual resident of the state of Minnesota ("Executive").

           WHEREAS, the Company and Executive are parties to a Change in Control Agreement dated November 3, 2000 ("Change in Control Agreement");

           WHEREAS, the Company and Executive are parties to a Proprietary Information and Inventions Agreement ("Proprietary Information Agreement") dated December 30, 1998;

           WHEREAS, the Company and Executive have agreed to enter into this Agreement to set forth the terms and conditions of Executive's employment and termination of employment in circumstances other than those addressed in the Change in Control Agreement; and

           WHEREAS, Executive agrees that this Agreement provides good and valuable consideration for a non-competition provision and that such provision is necessary and reasonable to protect the legitimate business interest of the Company.

           The Company and Executive hereby agree as follows:

           1. EMPLOYMENT. The Company hereby employs Executive, and Executive agrees to perform services for the Company, upon the terms and conditions set forth in this Agreement.

           2. AT-WILL EMPLOYMENT. Executive shall be employed on an at-will basis. Executive or the Company may terminate their employment relationship at anytime for any reason or for no reason. In the event of termination, the parties' respective rights and obligations shall be governed by this Agreement or the Change in Control Agreement, as applicable.

           3.        POSITION AND DUTIES.

                     3.01 SERVICE WITH THE COMPANY. Executive agrees to serve as the Vice President of Sales and Marketing of the Company, and he agrees to perform such employment duties as the Company shall assign to Executive from time to time.

                     3.02 PERFORMANCE OF DUTIES. Executive agrees to serve the Company faithfully and to the best of Executive's ability and to devote Executive's full time, attention and efforts to the business and affairs of the Company during Executive's employment.


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           4.        COMPENSATION.

                     4.01 BASE SALARY. As base compensation for all services to be rendered by Executive under this Agreement, the Company shall pay to Executive an annualized salary of $190,000. Executive's salary shall be paid in accordance with the Company's normal payroll procedures and policies, as such procedures and policies may be modified from time to time.

                     4.02 BONUS. Executive's entitlement to a bonus, if any, shall be determined by the Board of Directors.

                     4.03 PARTICIPATION IN BENEFITS. During Executive's employment with the Company, Executive shall be entitled to participate in the employee benefits offered generally by the Company to its employees, to the extent that Executive's position, tenure, salary, health, and other qualifications make Executive eligible to participate. Executive's participation in such benefits shall be subject to the terms of the applicable plans, as the same may be amended from time to time. The Company does not guarantee the adoption or continuance of any particular employee benefit during Executive's employment, and nothing in this Agreement is intended to, or shall in any way restrict the right of the Company, to amend, modify or terminate any of its benefits during Executive's employment.

                     4.04 EXPENSES. In accordance with the Company's normal policies for expense reimbursement, the Company will reimburse Executive for all reasonable and necessary expenses incurred by Executive in the performance of Executive's duties under this Agreement, subject to the presentment of receipts or other documentation acceptable to the Company.

           5. OTHER EMPLOYMENT POLICIES. Executive shall comply with all of the applicable policies generally in effect for employees of the Company.

           6.        TERMINATION.

                     6.01 TERMINATION DUE TO EXECUTIVE'S DEATH OR DISABILITY. Executive's employment shall terminate automatically in the event of Executive's death or Executive's disability which results in Executive's inability to perform the essential functions of Executive's position, with or without reasonable accommodation, provided Executive has exhausted Executive's entitlement to any applicable leave, if Executive desires to take and satisfies all eligibility requirements for such leave.

                     6.02 TERMINATION BY THE COMPANY WITH CAUSE. Executive's employment shall terminate immediately in the event the Company shall determine, in its sole discretion, that there is "cause" to terminate Executive's employment, which shall include any of the following:



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                               (i) Repeated violations by Executive of any of
                     his duties or his repeated failures or omissions to carry out lawful and reasonable orders which, in the reasonable judgment of the Company, are willful and deliberate and which are not cured within a reasonable period after Executive's receipt of written notice thereof from the Company;

                               (ii) Any act or acts of personal dishonesty by
                     Executive which are intended to result in the personal enrichment of Executive at the expense of the Company;

                               (iii) Any willful and deliberate misconduct that
                     is materially and demonstrably injurious to the Company; or

                               (iv) Any criminal indictment, presentment, or
                     conviction for a felony, whether or not the Company is the victim of such offense.

                     6.03 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Executive's employment at any time for any reason, and without notice, as outlined in Section 6.06 below.

                     6.04 TERMINATION BY EXECUTIVE. Executive may terminate his employment at any time by giving 60 days' written notice thereof to Employer's Board of Directors. Upon notice of termination by Executive, the Company may at its option elect to have Executive cease to provide services immediately, provided that during such 60-day notice period Executive shall be entitled to earn and be paid his base salary, as described in Section 4.01.

                     6.05. TERMINATION BY THE COMPANY OR EXECUTIVE IN CONNECTION WITH A CHANGE IN CONTROL. In the event of a termination of Executive in connection with a Change in Control, as that term is defined in the Change in Control Agreement, the rights and responsibilities of the Company and Executive shall be governed solely by the terms of the Change in Control Agreement and this Agreement shall be of no further force or effect. In the event of a termination of Executive by the Company which occurs more than twelve (12) months after a Change in Control as that term is defined in the Change in Control Agreement, this Agreement shall govern the parties' rights and obligations in connection with the termination of Executive. The rest of this Section 6.05 notwithstanding, Executive shall have continuing obligations as set forth in Section 6.07.

                     6.06 EFFECT OF AND COMPENSATION UPON TERMINATION. Notwithstanding any termination of Executive's employment with the Company, in the event of termination under this Agreement, Executive, in consideration of Executive's employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment.


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                     In addition, in the event that Executive's employment
           terminates due to Executive's death or disability, or the Company terminates Executive's employment in accordance with Section 6.02, or Executive terminates his employment under Section 6.04, Executive shall not be entitled to receive any further compensation under the provisions of this Agreement after the date of such termination, subject to applicable law.

                     If the Company terminates Executive's employment under
           Section 6.03, Executive will receive salary continuation consisting of Executive's base salary as of the date of termination, payable on normal payroll periods, for the shorter of: (1) twelve (12) months or
           (2) until he accepts a position of comparable employment for another employer ("Salary Continuation"). Executive shall only be entitled to such Salary Continuation if Executive signs a comprehensive release of claims in a form acceptable to the Company. If Executive does not sign such a release or if it is signed, but then rescinded, Executive shall not be entitled to any further compensation from the Company, except that Executive shall be paid amounts due to him for salary as of the date of termination and Executive will be paid, on a pro rata basis, any bonus to which he was entitled as of the date of termination. In the event that Executive's employment is terminated without cause under circumstances governed by the Change in Control Agreement, Executive shall not be entitled to any compensation under this Agreement, and specifically under this Section 6.06, beyond the payment of salary and a pro rata payment of his bonus, if any, earned up to the date of termination.

                     Notwithstanding any other provision in this Agreement, should Executive's employment be terminated for any reason, he will not earn and will have no right to receive any compensation except as expressly provided in this Agreement or the Change in Control Agreement, or in the terms and conditions of the Company's compensation plan or program referenced herein; under no circumstances shall Executive be entitled to compensation under this Agreement if he is entitled to compensation under the Change in Control Agreement.

                     6.07 SURRENDER OF RECORDS AND PROPERTY. Upon termination of Executive's employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, computer disks, computer software, computer programs (including source code, object code, on-line files, documentation, testing materials and plans and reports) designs, drawings, formulae, data, tables or calculations or copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company and all other property, trade secrets and confidential information of the Company , including, but not limited to, all tangible, written, graphical, machine readable and other materials (including all copies) which in whole or in part contain any trade secrets or confidential information of the Company which in any of these cases are in Executive's possession or under Executive's control.


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           7.        NON-COMPETE.

                     7.01 AGREEMENT CONCERNING NON-COMPETITION. Executive acknowledges that the Company needs to be protected against the potential for unfair competition and impairment of the Company's goodwill by Executive's use of the Company's training, assistance, and trade secret, confidential, and proprietary information in direct competition with the Company. Executive therefore covenants and agrees that, while Executive is employed with the Company, and for a period of twelve (12) months following the termination of Executive's employment with the Company for any reason, whether occasioned by Executive or the Company, Executive will not, directly or indirectly, engage in any business activity, in any part of the world, either on Executive's own behalf or as an investor, owner, adviser, principal, agent, partner, officer, director, stockholder, employee, limited liability company member, licensor, licensee, consultant, member of any association or in any capacity which calls for rendering of services, advice, acts of management, operation or control, which is the same as, similar to, or competitive with any business of the Company or which is engaged in the development, design, manufacture, production, assembly, marketing, or sale of products intended to compete with business of the Company. Without limiting the generality of the foregoing, "the business of the Company" means the design, manufacture, and sale of diagnostic equipment and disposables for the diagnosis of complex arrhythmia, and any other business that has been or subsequently is conducted during Executive's employment with the Company.

                     7.02 LIMITATION ON RESTRICTIONS AND AGREEMENTS. Ownership by Executive of any securities now owned by Executive, or Executive's future ownership, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on any nationally recognized over-the-counter market shall not constitute a breach of paragraphs 7 of this Agreement.

                     7.03 DISCLOSURE OF AGREEMENT. If Executive seeks employment with another employer or organization while Executive is employed by the Company or during the twelve (12) months following the termination of Executive's employment with the Company for any reason (whether occasioned by Executive or the Company), Executive will inform any potential future employer and any organization that may retain Executive for any purpose, prior to accepting any new employment or other engagement, of the existence of this Agreement and will provide such employer or organization with a copy of this Agreement.

           8.        MISCELLANEOUS.

                     8.01 GOVERNING LAW AND VENUE SELECTION. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to conflicts of laws principles thereof, of any of the United States of America, or of any other country or province thereof. The parties agree that any litigation in any way relating to this Agreement or to Executive's employment by the Company, including but not limited to the termination of this Agreement or of Executive's


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           employment, will be venued in the State of Minnesota, Hennepin County
           District Court, or the United States District Court for the District of Minnesota. Executive and the Company hereby consent to the personal jurisdiction of these courts and waive any objection that such venue is inconvenient or improper.

                     8.02 PRIOR AGREEMENTS. This Agreement (including other agreements specifically mentioned in this Agreement), the Proprietary Information Agreement and the Change in Control Agreement contain the entire agreement of the parties relating to the employment of Executive by the Company and the other matters discussed herein and supersedes all prior promises, contracts, agreements and understandings of any kind, whether express or implied, oral or written, with respect to such subject matter (including, but not limited to, any promise, contract or understanding, whether express or implied, oral or written, by and between the Company and Executive), and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or in the other agreements mentioned herein.

                     8.03 WITHHOLDING TAXES. The Company, as applicable, may take such action as it deems appropriate to insure that all applicable federal, state, city and other payroll, withholding, income or other taxes ("Taxes") arising from any compensation, benefits or any other payments made pursuant to this Agreement, or any other contract, agreement or understanding which relates, in whole or in part, to Executive's employment with the Company, are withheld or collected from Executive. In connection with the foregoing, Executive agrees to notify the Company promptly upon entering into any contract, agreement or understanding relating to Executive's employment with the Company (other than this Agreement and those agreements expressly provided for herein) and also to notify the Company promptly of any payments or benefits paid or otherwise made available pursuant to any such agreements.

                     8.04 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by Executive and the Company.

                     8.05 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than as specifically set forth in the waiver.

                     8.06 ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by any party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company.


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           After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 7.

                     8.07 INJUNCTIVE RELIEF. Executive acknowledges and agrees that the services to be rendered by Executive hereunder are of a special, unique and extraordinary character, that it would be difficult to replace such services and that any violation of Sections 5, 6.06 or 7 hereof would be highly injurious to the Company, and that it would be extremely difficult to compensate the Company fully for damages for any such violation. Executive further agrees that the provisions of sections 5, 6.06 and 7 are reasonable and necessary to protect the legitimate business interests of the Company. Executive specifically agrees that the Company, shall be entitled to temporary and permanent injunctive relief to enforce the provisions of Sections 5, 6.06 and 7 and that such relief may be granted without the necessity of proving actual damages and without necessity of posting any bond. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages, or to seek and obtain any other relief available to it at law or in equity, in addition to injunctive relief.

                     8.08 SEVERABILITY. To the extent any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed to be deleted from this Agreement, and the validity and enforceability of the remainder of this Agreement shall be unaffected.


           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

ENDOCARDIAL SOLUTIONS, INC.


By     /s/ James W. Bullock
---------------------------
Name:  James W. Bullock
Title: President and Chief Executive Officer

       /s/ Michael D. Dale
----------------------------
Michael D. Dale

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